THE MOLLYANNA COMPANY
                     P.O. BOX 306, MONTPELIER, VERMONT 05601
                                 (802) 229-5042




COVERAGE BINDER FOR:                Giant Food, Inc.
                                    6300 Sheriff Road
                                    Landover, Maryland 20785


TYPE:                               Deductible Indemnification


POLICY NO.:                         98-006


COVERAGE PERIOD:                    All  periods  prior to July 18, 1998 and the
                                    period  commencing  July 18, 1998 and ending
                                    July 17, 1999


COVERAGE/LIMITS:                    Indemnification of Giant Food, Inc., for all
                                    sums  which  Giant  shall   become   legally
                                    obligated to pay pursuant to its  Deductible
                                    Obligations for Incurred Losses under the Policies during the Effective Period of this Agreement.


PREMIUM:                            $73,006,331


All terms and conditions as per wording of Policy and appropriate endorsement.




                                                     /s/ Andrew Sargeant
                                                     ---------------------------
                                                     Andrew Sargeant
                                                     Authorized Representative
                                                     THE MOLYANNA COMPANY

                                                               Policy No. 98-006
                      DEDUCTIBLE INDEMNIFICATION AGREEMENT




     THIS DEDUCTIBLE INDEMNITY AGREEMENT ("Agreement") is made and effective as of the 18th day of July, 1998 by and between:

          (1) THE MOLLYANNA COMPANY, P.O. Box 306, Montpelier, VT 05601, a Vermont insurance company ("MollyAnna"), and

          (2) GIANT FOOD, INC., 6300 Sheriff Road, Landover, MD 20785, a company incorporated in Delaware, and its affiliates as more completely disclosed on Schedule D ("Giant") (collectively, the "Parties").

                                   WITNESSETH:

     WHEREAS, during the Coverage Period, Giant has insured and will continue to insure certain workers compensation, general liability, and automobile risks with various insurers (collectively, the "Insurer") under the Policies;

     WHEREAS, Giant is obligated to indemnify the Insurer for liabilities incurred by the Insurer with respect to a specified layer of risk pursuant to various deductible provisions, endorsements, and retrospective rating plans under the Policies;

     WHEREAS, MollyAnna is duly licensed to transact the business of insurance in Vermont and authorized to enter into this agreement;

     NOW THEREFORE, in consideration of the premium set forth in Schedule A, the Parties hereby agree as follows:


                                  I. AGREEMENT


A.       COVERAGE

         MollyAnna will indemnify Giant for all sums which Giant shall become legally obligated to pay pursuant to its Deductible Obligation for Incurred Losses under the Policies during the effective period of this Agreement.

B.       EFFECTIVE PERIOD

         This Agreement is effective as of the date listed above and will remain in effect until canceled or terminated by either of the Parties or until the Deductible Obligations under the Policies are exhausted.

C.       NO OBLIGATION TO DEFEND

         MollyAnna has no obligation to investigate or defend any claim or suit against Giant.


                                 II. DEFINITIONS


A.        "DEDUCTIBLE OBLIGATIONS" means Giant's contractual obligations under the Policies to indemnify the Insurer for Incurred Losses pursuant to retrospective premiums plans, deductible plans,
          co-insurance   provisions  or  other  similar  contractual  provisions
          requiring  Giant  to  indemnify  the  Insurer  for  Incurred   Losses,
          including with effect from March 1, 1999, Giant's contractual obligation to indemnify the Insurer, or the amounts Giant is required to pay as a result of its self-insured retention under a controlling policy, providing the amount is not in excess of $1,000,000 per occurence.

B. "INCURRED LOSS" or "INCURRED LOSSES" shall include, without limitation, incurred losses, retrospective premiums (including any adjustments to retrospective premiums for taxes and claims handling), deductible losses, allocated loss adjustment expenses and unallocated claims handling fees. Incurred Losses shall not include any sums paid by Giant prior to the Effective Period.

C. "COVERAGE PERIOD" shall mean all periods prior to July 18, 1998 and the period commencing July 18, 1998 and ending July 17, 1999.

D. "POLICIES" means all workers compensation, general liability and automobile insurance policies entered into by Giant which incepted or will incept during the Coverage Period, including, without limitation, the policies set forth on Schedule A.

E. Unless expressly provided in this Agreement or unless the context requires otherwise, terms used in this Agreement shall have the meanings attributed to them in the Policies.


                                 III. CONDITIONS


A.       CLAIMS REPORTING

         Within [30 days] after the end of each [quarterly/annual] period, Giant shall provide MollyAnna with a report reflecting the sums [paid to/due to] the Insurer pursuant to the Deductible Obligations and proof of the sums for which Giant seeks payment under this Agreement. Such proof shall include:

         1.       the identity of each claim incurred by the Insurer;

         2.       for each claim:

                  a. the amounts paid or reserved for payment for Loss and Allocated Loss Adjustment Expense; and

                  b.       the amount of deductible payment applicable  thereto;
                           and

                  c. the insurer's claim number, the claimant's name, and the date of accident or occurrence; and

         3.       all tax factors and claims handling charges and fees.

          Giant shall cooperate with MollyAnna and allow MollyAnna to obtain records necessary to verify any of these items of information.

B.        AUDIT & INSPECTION

          MollyAnna shall have the right to examine and audit, at Giant's expense, Giant's books and records at any time during the Effective Period and within five years after the expiration of this Agreement, or until all claims under the Policies have been settled or commuted, whichever is later. MollyAnna shall have the further right to physically inspect, at the expense of Giant, the premises of Giant to review Giant's safety, labor and operational practices.

C.        CHANGES

          The terms of this Agreement cannot be changed except by written amendment executed by Giant and MollyAnna.

D.        ASSIGNMENT

          This  Agreement   shall  not  be  assigned  or   transferred   without
          MollyAnna's written consent.

E.        NOVATION

          Giant shall have the right to require that MollyAnna novate this Agreement and transfer the liability hereunder to an insurer designated by Giant, provided, however, that the insurer must have an AM Best rating of "B" or higher. In the event Giant exercises this right, MollyAnna shall be obligated to pay to the designated insurer an amount equal to the premium set forth in Exhibit A minus the sums paid by MollyAnna to Giant pursuant to this Agreement and MollyAnna shall be relieved of any further liability under this Agreement.

F.        PREMIUM

          Upon execution of this Agreement, Giant immediately shall pay to MollyAnna the premium amounts as set forth in Schedule C, subject to, effective March 1, 1999, Giant retaining an amount of $1,000,000 per occurrence under contractual obligations to the Insurer or self-insured retention under a controlling policy. Should such an amount change, the premium will be adjusted to reflect the higher or lower amount.

G.        TRANSFER OF RIGHTS OF RECOVERY AGAINST OTHERS TO MOLLYANNA

          Giant agrees to transfer to MollyAnna, any rights to recover all or part of any payment to others under this Agreement, if these rights arise for any reason, including contribution, subrogation, indemnification or collection of any insurance proceeds that may apply. Giant must take no action after a loss to impair these rights. At MollyAnna's request, Giant will bring suit to enforce these rights or will transfer these rights to MollyAnna and assist MollyAnna in enforcing them.

H.        BANKRUPTCY

          Bankruptcy or insolvency of Giant, or the estate thereof, will not relieve MollyAnna of its obligations under this Agreement.

I.        ARBITRATION

          Any dispute, claim, or controversy arising from or relating to this Agreement or from any transaction related to this Agreement, shall be submitted to arbitration proceeding in Montpelier, Vermont at the request of any of the Parties.

         1. The arbitration proceedings will be before three arbitrators. Giant shall appoint one arbitrator and MollyAnna shall appoint another one arbitrator; the two so appointed shall select a third. If the two arbitrators fail to agree on a third arbitrator for a period of sixty calendar days from the date of their first attempt to select the third arbitrator, then on request of Giant or MollyAnna such third arbitrator shall be selected by the then president of the American Arbitration Association. Giant and MollyAnna may by express agreement determine the arbitral procedures to be followed. In the event the parties do not agree, Vermont law shall govern all such matters of arbitral procedure.

         2. Unless the Parties agree otherwise, all arbitrators must be executive officers or former executive officers of property or casualty insurance or reinsurance companies or insurance brokerage companies domiciled in the United States of America not under the control of either of the Parties to this Agreement.

         3. Each of the Parties must submit its respective case to the arbitrators within 30 days of the appointment of the third arbitrator. The arbitrators must make their decisions within 60 days following termination of the hearing, unless the Parties consent to an extension. The majority decision of any two arbitrators, when filed with the Parties, will be final and binding on the Parties.

         4. The arbitrators must render their decision in writing, based upon a hearing in which evidence may be introduced without following strict rules of evidence, but in which cross examination and rebuttal must be allowed.

         5. The arbitrators may award compensatory damages and interest thereupon. The arbitrators may also order the Parties to release or provide collateral to the extent required by this Agreement. They will have exclusive jurisdiction over the entire matter in dispute, including any question as to its arbitrability. However, they will not have the power to award exemplary damages or punitive damages, however denominated, whether or not multiplied, whether imposed by law or otherwise.

         6. The Parties must each bear the expense of their respective arbitrator and must jointly and equally bear with each other the expense of the third arbitrator and of the arbitration.

         7. This Section will apply whether that dispute arises before or after termination of this Agreement.

J.       CHOICE OF LAW

         This Agreement shall be governed and construed in accordance with the laws of the State of Vermont.

K..       COUNTERPARTS

         This Agreement may be executed in counterparts, all of which together shall constitute one document.

L.       MODIFICATION

         This Agreement may not be modified except upon written agreement of both Parties.

     WITNESS WHEREOF, the parties intending to be legally bound have executed this Agreement.

THE MOLLYANNA COMPANY                       GIANT FOOD, INC.


By: Andrew Sargeant                         By: Kathleen Davis
   --------------------------                  --------------------------
Title: Attorney-in-fact                     Title: Attorney-in-fact
      -----------------------                     -----------------------

SCHEDULE A:  Insurer and Policies
SCHEDULE B:  Deductibles
SCHEDULE C:  Premium
SCHEDULE D:  Giant and its Affiliates